EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (the "Agreement") is made this day of May 1998, by and between NuOasis International Inc., a corporation organized under the laws of the Commonwealth of the Bahamas (the "Company") and Flexweight Corp., a Kansas corporation ("Flex").

         WHEREAS, Flex owns or has the right to acquire a hotel and casino project in Oasis, Nevada and intends to pursue the business of owning, developing and operating hotel and casino properties; it is a publicly-held corporation whose shares are traded in the U.S. on the NASDAQ Electronic Bulletin Board; and

         WHEREAS, the Company is an international company engaged in owning, developing and operating hotel and casino properties through investments in equities of operational and development stage hotel and casino companies; and

         WHEREAS, the Company owns certain shares of common stock of NuOasis Resorts Inc., a Nevada corporation ("Resorts"); and

         WHEREAS, the Company and Flex wish to diversify their respective investment portfolios by exchanging shares f Resorts owned by the Company for shares of Flex to be issued by Flex; and

         WHEREAS, this Agreement is executed in reliance upon the transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended ("33 Act") and Regulations S and D as promulgated by the Securities and Exchange Commission ("SEC") under the 33 Act.

         IN CONSIDERATION of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Company and Flex agree as follows:

1.       Exchange

         On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, Flex agrees to issue and exchange 1,000,000 shares of its common stock, representing approximately 19.5% of Flex' total outstanding shares (the "Flex Shares") and to grant the Company the option to purchase shares of Flex common stock in the future so as to maintain the great of a 19.5% equity interest in Flex or $2.5 million in Market Value of Flex Shares, as more fully described in the Option Agreement attached hereto as Exhibit "A" (the "Option"). In exchange for the Flex Shares and the Option the Company shall transfer to Flex Three Million Two Hundred Fifty Thousand (3,250,000) shares of Resorts (the "Resorts Shares").

2.       Closing

         A. Method of Exchange. Within ten (10) business days following execution hereof, the company shall deliver the Resorts Shares and Flex shall issue and deliver the Flex Shares to the escrow agent identified in the Joint Escrow Instructions attached hereto as Exhibit "B" (the "Escrow holder"), in one or more share certificates, in accordance with this Agreement and the Joint Escrow Instructions attached hereto. By signing this Agreement, the Company and Flex each agree to all of the terms and conditions of, and becomes a party to the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth herein in full.

         B. Closing Date. The closing of the exchange contemplated by this Agreement (the "Closing") shall occur upon such date that the parties have satisfied their respective obligations and covenants contained herein, but shall not be later than June 30, 1998. At the Closing, the Company shall assign and deliver the Resorts Shares to Flex and Flex shall issue and deliver the Flex Shares to the Company. Notwithstanding the date of Closing, the Effective Date shall be May 30, 1998.

3.       Flex Shares

         A. Description. The Flex Shares shall be equal in voting power, preferences, liquidations rights and relative, participating optional or any other special rights of Flex' common stock as presently constituted.

         B. Status of Flex Shares. The Flex Shares when issued, will be validly issued for consideration which Flex hereby acknowledges and agrees is fair and reasonable. Further, as an inducement to the Company to enter into this Agreement, Flex agrees that it will not for any reason place a "stop transfer" order or assert any claim which wold serve to restrict the transfer or exchange of the Flex Shares. Flex represents that it has not created any option, security interest, preemptive right or encumbrance which could affect the Flex Shares, otherwise would give rise to any claims by third parties or create a conflict with or preclude the exchange as contemplated herein.

4.       Flex Business Plan

         Flex' working capital, including the proceeds from loans against, or the sale of the Resorts Shares, will be used for the development of its Flex Project, a more fully described in Exhibit "C" attached hereto and incorporated herein by reference.

5.       Representations and Warranties of Flex

         Flex hereby represents and warrants to the Company that:

         A. Organization. Flex is a corporation validly existing and in good standing under the laws of Kansas, with the pow and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of Flex. This Agreement has been duly executed and delivered by Flex and constitutes a binding, and enforceable obligation of Flex.

         B. Capitalization. As of the date of execution of this Agreement, the capitalization of Flex is comprised of 25,000,000 authorized shares of $.10 par value common stock of which 5,418,588 are issued and outstanding. Al l of the issued and outstanding shares are duly authorized, validly issued, fully paid, and nonassessable and have been offered, issued, sold, and delivered by Flex in compliance with all applicable securities laws; with the exception of shares issued or reserved for issuance as disclosed herein, there are no other outstanding shares, options, warrants, preemptive, conversion, or other rights issued by or binding on Flex to purchase or acquire any shares of its capital stock.

         C. Third Party Consent. No authorization, consent, or approval of , or registration or filing with, any governmental authority or any other person is required to be obtained or made by Flex in connection with the execution, delivery, or performance of this Agreement, or if required, Flex has or will obtain same prior to Closing.

         D. Litigation. Neither Flex nor any of its officers and directors are defendants or plaintiffs against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any locate, state or U.S. government, or any department, board body or agency thereof, which could result in a judgement or claim against the Flex Project or otherwise impede or delay the development of the Flex Project, or result in a claim against the Flex Shares; and,

         E. Authority. This Agreement has been duly executed by Flex, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Flex is a party or to which Flex is subject; and,

         F. Disclosure Documents. Flex is a publicly-held company and is subject to the reporting requirements of Sections 12, 13(a), 14(a), and 15(d) of the Securities and Exchange Act of 1934, as amended (the "34 Act"), including but not limited to Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements (the "Disclosure Documents"). Flex agrees to furnish the Company with a description of any material changes in Flex' financial conditions up to and including the date of Closing that may not be disclosed in the Disclosure Documents.

         G. Tax Matters. Flex has filed or will file prior to Closing all federal, state, and local income, excise, property, and other tax returns, forms, or reports, which are due or required to be filed by it and has paid, or made adequate provision for payment prior to Closing of all taxes, interest, penalty fees, assessments, or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect to such returns or reports.

         H.       Directors  and  Officers.   The  Flex   Disclosure   Documents
                  accurately set forth the names and titles of the persons serving as its directors and officers and their beneficial interest in the capital of Flex.

         I. Full Disclosure. The information concerning Flex, set forth in this Agreement and in the Disclosure Documents is, to the best of Flex' knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

6.       Conditions Precedent to Obligations of the Company and Flex

         All obligations of the Company under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

         A. Transfer and Delivery of the Consideration. The Company shall have delivered the Resorts Shares to Escrow holder pursuant to this Agreement.

         B. Transfer and Delivery of the Flex Shares. Flex shall have taken all action necessary to issue and deliver the Flex Shares to Escrow holder.

         C. Acceptance of Documents. All instruments and documents delivered to the Company and Flex pursuant to the provisions of this Agreement shall be satisfactory to the Company and Flex and their legal counsel.

         D. Valuation. The Company, in its sole satisfaction, shall have the right o determine that the value of the Flex Project, and the Flex Shares to be acquired shall not have declined in value from the date hereof through the date of Closing. If there is any adverse change in Flex' financial condition or change in its management, or if the value of the Flex Project or the Flex Shares declined prior to Closing, the Company shall have the option to terminate this Agreement without penalty. Alternatively, the Company may elect, in its sole discretion, to proceed with Closing in reliance upon a warranty of title, guaranty of value, adjustment to the consideration, or other mutually acceptable form of assurance to be made by Flex.

         E. Flex Board of Directors. Flex shall, simultaneously with Closing, add one member to its Board of Directors submitted by the Company. Approval of such new director shall not be unreasonably withheld by Flex.

         F. Acceptance of Documents. All instruments and documents delivered to the parties pursuant to the provisions of this Agreement shall be satisfactory to the parties and their legal counsel. The Company and Flex shall each provide to the other prior to Closing evidence satisfactory the other that the representations made herein and the rights to the subject shares are legally crated and duly enforceable.

7.       Availability of Information

         The Company and Flex each represent that, by virtue of their respective business activities and economic bargaining power or otherwise, they have been able to conduct their own due diligence and have had access to or have been furnished with, prior to or concurrently with the execution hereof, the information which hey consider to be adequate to make a decision to exchange the Flex Shares for the Resorts Shares.

8.       Private Transaction

         A. Private Offering. Flex and the Company understand each that the exchange contemplated herein constitutes a private, arms-length transaction between a willing seller and a willing buyer without the use or reliance upon a distribution or securities underwriter.

         B. Purchase for Own Account. Neither Flex nor the Company are underwriters of, or dealers in, the respective securities to be exchange hereunder, and neither party is acting as such or participating, pursuant to a contractual agreement, in the distribution of such securities.

         C. Investment Risk. Because of their financial positions and other factors, but subject to paragraphs 3 and 6 above, the exchange contemplated by this Agreement may involve a high degree of financial risk, including the risk that one or both parties may lose its entire investment, and the parties hereto agree to execute and deliver to each other at Closing an investment letter in the form attached hereto as Exhibit "D" (the "Investment Letter").

         D. Access to Information. Flex and the Company and their advisors have been afforded the opportunity to discuss the transaction with legal and accounting professional and to examine and evaluate the financial impact of the exchange contemplated herein.

9.       Termination

         Flex and the Company may terminate this Agreement prior to the date of Closing upon written notice with mutual consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement upon written notice on the occurrence of any one of the following events:

         A.       By the Company

                  (i) If Flex fails to issue and deliver the Flex Shares or provide information required hereunder; or

                  (ii) If Flex willfully breaches or neglects the duties required to be performed hereunder; or

                  (iii) If Flex has a receiver appointed for its assets or property, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business; or

                  (iv) If Flex institutes, make a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or

                  (v) If any of the disclosures made herein or subsequent hereto by Flex to the Company are determined to be materially false or misleading.

         B.       By Flex

                  (i) If during the term of this Agreement, the Company, or its assignee, is unable to provide the Resorts Shares as set forth herein; or

                  (ii) If the Company willfully breaches or neglects the duties required to be performed hereunder; or

                  (iii) If the Company has a receiver appointed for its assets or property, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business; or

                  (iv) If the Company institutes, make a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or

                  (v) If any of the disclosures made herein or subsequent hereto by the Company to Flex are determined to be materially false or misleading; or

         In the event a party elects to terminate this Agreement prior to Closing without mutual consent or cause, as set forth above, such terminating party shall be responsible to pay the non-terminating party for such non-terminating party's costs and expenses not to exceed $25,000.

10.      Damages and Limit of Liability

         Subsequent to Closing the Company and Flex shall be liable to each other for any breach of the representations, warranties and covenants contained herein which results in any loss or expense to the other party, or in a failure to perform any obligations under this Agreement; provided however that, the remedy in connection with such reach or failure to perform under this Agreement, shall be limited to (a) the return of the respective securities originally transferred by the parties hereto pursuant to this Agreements and, (b) actual costs and expenses, including legal fees, not to exceed $25,000.

11.      Limitation on Sale of Shares

         Flex and the Company mutually agree that, until the first anniversary hereof, they will sell not more than Two Hundred Thousand (200,000) of the respective shares in any five (5) consecutive business days.

12.      Option to Repurchase

         In the event NuOasis or the Company are deemed by reason of their respective ownership of each other's shares to be subject to review by the Gaming Control Board of Nevada or other jurisdiction and the respective party does not wish to submit the necessary applications or pay the attendant fees, or for any reason is deemed unsuitable for licensing in a jurisdiction where on of the parties has or intends to submit to the applicable gaming rules and regulations, then in such event, the party not wishing to subject to the respective rules and regulations or pay the attendant fees may be allowed to assign and dispose of it interest in the shares of the party submitting itself to the licensing procedure. Such disposal shall be accomplished either by
         (a) a sale of the shares of the licensee to a buyer mutually acceptable to both parties at a price not less than fair market value, or (b) the transfer of the subject shares of the licensee by the other party into a "blind trust or other type of trust which satisfies the requirements of the subject gaming regulatory body.

13.      Miscellaneous

         A. Authority. The officers of the Company and Flex executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

         B.       Notices.  Any notice under this  Agreement  shall be deemed to
                  have  been  sufficiently   given  if  sent  by  registered  or
                  certified mail, postage prepaid, addressed as follows:

                  To Flex:          Flexweight Corp.
                                            1946 Plateau Way
                                            Wendover, NV 89803
                            Telephone: (702) 664-3919
                            Facsimile: (702) 664-2331

                  The Company:              NuOasis International, Inc.
                                            43 Elizabeth Avenue, Box CB-13022
                                            Nassau, Bahamas
                            Telephone: (809) 356-2903
                            Facsimile: (809) 326-8434

                  With Copy to:             NuOasis International, Inc.
                         4695 MacArthur Court, Suite 530
                         Newport Beach, California 92660
                            Telephone: (714) 833-5358
                            Facsimile: (714) 833-7854

                  or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

         C. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

         D. Severability. If a court of competent jurisdiction determined that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

         E. Assignment. The parties hereto acknowledge that the Flex Shares are to be acquired by the Company as Replacement Property, as such term is defined in the Agreement of Exchange date the 30th of September, 1996 between the Company and C/A/K Trustkantoor N.V. ("C/A/K") and that this Agreement will be assigned to C/A/K who shall deliver the Resorts or, in the event of death or incapacity, on the parties hereto, their heirs, executors, administrators and successors.

         F. Applicable Law. This Agreement has been negotiated and is being contracted for in the Commonwealth of the Bahamas, it shall be governed by the laws of the Bahamas, notwithstanding any conflict-of-law provision to the contrary.

         G. Attorney's Fees. If any legal action or other preceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of his Agreements, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

         H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

         I. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

         J. Further Assurances. At any time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Warrants to be transferred hereunder, or otherwise to carry out the intent and purposes of this Agreement.

         K. Broker's or Finder's Fee: Expenses. Flex and the Company each warrant that they have not incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other party shall have responsibility. Except as otherwise provided herein, or mutually agreed between the parties in writing prior to closing, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring same.

         L. Confidentiality. Except as may be required by Flex under applicable United State federal or state securities rules and regulations, neither party shall disclose the contents of this Agreement to any person or entity, including, but not limited to the public or the media provided, however: (I) that the Company may make such disclosures of this Agreement to persons whose third party consents are necessary for purposes of closing this transaction, and (ii) that the Flex may make such disclosures of this Agreement to any federal, state or local agency which Flex, in its sole discretion, deems necessary to know of nay or all of the terms of this Agreement and to any persons whose third party consents are necessary for purposes of closing this transaction.

         M. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

         N.       Headings.   The  section  and  subsection   headings  in  this
                  Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         O. Facsimile. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first above written.

                                  The "Company"
                           NuOasis International Inc.

                                                     By:/s/ Fred G. Luke
                                                     Name: Fred G. Luke
                                                     Title: President


                                     "Flex"
                                Flexweight Corp.

                                                     By:/s/ Walter Sanders
                                                     Name: Walter Sanders
                                                     Title: President